Exhibit 99.1

ChinaCast Education Corporation Expands Board of Directors

Press Release: ChinaCast Education Corporation – 1 hour 57 minutes ago

Companies: ChinaCast Education Corporation

BEIJING, Jan. 24, 2012 /PRNewswire-Asia-FirstCall/ -- ChinaCast Education Corporation (NASDAQ GS: CAST), a leading post-secondary and e-Learning services provider in China, today announced that it has expanded its Board of Directors to seven and appointed Mr. Douglas Woodrum to fill the vacancy.  Mr. Woodrum was appointed as the designee of Fir Tree Inc. pursuant to the Letter Agreement, dated June 27, 2008, between Fir Tree and the Company.  Mr. Woodrum qualifies as an independent director pursuant to the NASDAQ Listing Rules.  Mr. Woodrum joins Ron Chan, Derek Feng, Stephen Markscheid, Michael Santos, Ned Sherwood and Daniel Tseung on the ChinaCast Board.

Mr. Woodrum, a private investor, served from 2006 to 2009 as a research analyst for Jayhawk Capital Management, a private equity firm focusing on investing growth for small- and medium-sized businesses operating in China.  From 1998 to 2005, Mr. Woodrum was the Chief Financial Officer of CNET Networks, Inc., an online media company, where his responsibilities included raising capital for growth, business model development, financial reporting, annual budgeting, long-term planning, acquisitions, investor relations and tax.  Mr. Woodrum received his B.B.A. in finance and accounting from the University of Iowa.

Ron Chan, Chairman and Chief Executive Officer of ChinaCast commented, “The Board has determined, in accordance with the expressed desire of a number of our significant stockholders, to accept Fir Tree's request to add Doug Woodrum to the Board as a representative of Fir Tree.  Doug has been a significant stockholder for nearly two years and we believe that he knows the Company well. We welcome his extensive accounting and financial experience with respect to businesses operating in China.  Now that the full composition of our Board has been set, management will focus on continuing our success in managing business operations and maintaining positive relationships with the Chinese regulatory authorities and the state-owned parent universities of our three schools.  Additionally, given what we believe is a significant undervaluation of our Company's valuation in the public marketplace, management remains fully committed to supporting the Board and Special Committee in the process of exploring strategic alternatives that may result in achieving a better valuation of our Company for all stockholders.”

  About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading post-secondary education and e-learning services provider in China.  The Company provides post-secondary degree and diploma programs through its three fully accredited universities:  The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan.  These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network.  These services include interactive distance learning applications, multimedia education content delivery and vocational training courses.  The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

  Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters.  These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning.  No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially.  For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CONTACT:
ChinaCast Education Corporation
Michael J. Santos, President-International
+1-347-788-0030
mjsantos@chinacasteducation.com

MZ-HCI
Ted Haberfield, President
+1-760-755-2716
thaberfield@hcinternational.net